UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2010
_______________________________

BONDS.COM GROUP, INC.
(Exact name of registrant as specified in its charter)
_______________________________

Delaware	000-51076	38-3649127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

529 5th Avenue, 8th Floor New York, New York 10017
(Address of principal executive offices) (Zip Code)

(212) 946-3998
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Bonds.com Group, Inc. (“we,” “us,” “our,” and the “Company”) has previously issued a Second Amended and Restated Grid Secured Promissory Note, dated November 9, 2009, in the outstanding principal amount of $100,000 (the “Grid Note”).

The Company also previously issued Secured Convertible Promissory Notes (the “Convertible Promissory Notes” and together with the Grid Note, the “Notes”), pursuant to a Secured Convertible Note and Warrant Purchase Agreement, dated on or about September 24, 2008, among the Company and the holders identified therein.  The aggregate outstanding principal and interest outstanding under the Convertible Promissory Notes is approximately $2,924,000.  Pursuant to the terms and conditions of the Convertible Promissory Notes, they may be amended with the approval of the holder or holders of at least a majority of the outstanding principal amount outstanding thereunder (the “Majority Holder”).

On September 21, 2010, the Company and the Majority Holder of the Convertible Promissory Notes entered into an Amendment No. 1 to Secured Convertible Promissory Notes (“Amendment to Secured Convertible Notes”), pursuant to which the maturity date of each of the Convertible Promissory Notes was extended from September 22, 2010 until October 22, 2010.

Also on September 21, 2010, the Company and the holder of the Grid Note entered into an Amendment No. 1 to Second Amended and Restated Grid Secured Promissory Note (“Amendment to Grid Note” and together with the Amendment to Secured Convertible Notes, the “Amendments”), pursuant to which the maturity date of the Grid Note was extended from October 1, 2010 until October 22, 2010.

Other terms of the Notes remained unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 27, 2010

BONDS.COM GROUP, INC.

By:	/s/ Jeffrey M. Chertoff
Name:	Jeffrey M. Chertoff
Title:	Chief Financial Officer